SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): October 9, 2000

                           NEBCO EVANS HOLDING COMPANY
             (Exact Name of Registrant as Specified in its Charter)



             DELAWARE                          333-33223                       06-1444203
 (State or other jurisdiction of       (Commission File Number)       (IRS Employer Identification
          incorporation)                                                         Number)


                               545 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830
               (Address of principal executive offices) (zip code)

                                 (203) 422-3000
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

     On October 9, 2000, AmeriServe Food Distribution, Inc. announced that (a) AmeriServe had signed an agreement to sell the assets of Chicago Consolidated Corporation ("CCC"), its subsidiary engaged in the redistribution business, to Consolidated Distribution Corporation for approximately $12,500,000 in cash (subject to certain adjustments relating to inventory levels), and (b) AmeriServe and CCC had signed an agreement to sell the stock of PFS de Mexico S.A. de C.V. and Servicios AmeriServe, S.A. de C.V., the companies comprising AmeriServe's foodservice distribution business in Mexico, to Pacific Star, S.A. de C.V. and Pacific Star Holding, S.A. de C.V. for approximately $5,000,000 in cash (subject to certain adjustments relating to working capital). The transactions are subject to U.S. Bankruptcy Court approval, among other conditions.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.

         Not Applicable

(b)      Pro forma financial information.

         Not Applicable

(c)      Exhibits.

         Exhibit 99.17 --  Press Release dated October 9, 2000



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                NEBCO EVANS HOLDING COMPANY
                                By: /s/ Kevin J. Rogan
                                   ---------------------------------------------
                                Name:  Kevin J. Rogan
                                Title: Vice President and Secretary

Date: October 9, 2000